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                                                                   EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement (File No. 333-30593) of Roadhouse Grill, Inc. on Form S-8 of our report, dated March 10, 1995, on our audit of the statements of operations, shareholders' equity and cash flows of Roadhouse Grill, Inc. for the year ended January 1, 1995, which report is included in the Company's 1996 Annual Report on Form 10-K.



/s/ COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.


Miami, Florida
August 6, 1997